Exhibit 99.1

Nordstrom 401(k) Plan
Employer ID No: 91-0515058
Plan Number: 001

Report of Independent Registered Public Accounting Firm and
Financial Statements as of December 31, 2019 and 2018
and for the Year Ended December 31, 2019,
with Supplementary Information

NORDSTROM 401(k) PLAN
PLAN YEAR ENDED DECEMBER 31, 2019
All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.
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DEFINITIONS

Term	Definition
BNY Mellon	Bank of New York Mellon
Board	Nordstrom, Inc.’s Board of Directors
Company	Nordstrom, Inc. and its participating subsidiaries
CCT	Common/collective trust
DOL	Department of Labor
ERISA	Employee Retirement Income Security Act of 1974
GAAP	Generally accepted accounting principles
IRA	Individual Retirement Account
IRC	Internal Revenue Code
IRS	Internal Revenue Service
NAV	Net asset value
Plan	Nordstrom 401(k) Plan
Plan Administrator	Nordstrom Retirement Committee
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Report of Independent Registered Public Accounting Firm

To the Retirement Committee, Plan Administrator and Participants of
Nordstrom 401(k) Plan

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan (the “Plan”) as of December 31, 2019 and 2018, the related statement of changes in net assets available for benefits for the year ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2019 and 2018, and the changes in net assets available for benefits for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Opinion on the Supplementary Information

The supplementary information included in Schedule H, line 4(i) – schedule of assets (held at end of year) as of December 31, 2019, has been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplementary information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplementary information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplementary information. In forming our opinion on the supplementary information in the accompanying schedule, we evaluated whether the supplementary information, including its form and content, is presented in conformity with DOL’s Rules and Regulations for Reporting and Disclosure under ERISA. In our opinion, the supplementary information in the accompanying schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Moss Adams LLP
Seattle, Washington
July 24, 2020

We have served as the Plan’s auditor since 2016.
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NORDSTROM 401(k) PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

	December 31,
	2019	2018
Assets
Participant-directed investments at fair value (see Note 3: Fair Value Measurements)	$3,513,264	$2,955,132
Company contributions receivable	84,512	98,294
Notes receivable from participants	97,287	95,368
Accrued income and broker receivable	26,661	3,183
Total assets	3,721,724	3,151,977

Liabilities
Administrative expenses and other payables	1,735	971
Excess contributions payable to participants	2,988	2,074
Due to broker for securities purchased	14,128	673
Total liabilities	18,851	3,718

Net assets available for benefits	$3,702,873	$3,148,259
The accompanying Notes to Financial Statements are an integral part of these financial statements.
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NORDSTROM 401(k) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

Plan year ended	December 31, 2019
Additions
Contributions
Company contributions	$84,512
Employee contributions	143,438
Total contributions	227,950

Investment income
Net appreciation in fair value of investments	568,693
Interest and dividends	48,785
Total investment income	617,478

Total additions	845,428

Deductions
Benefit payments to participants	280,822
Administrative expenses and other	9,992
Total deductions	290,814

Net increase in net assets	554,614

Net assets available for benefits at beginning of year	3,148,259
Net assets available for benefits at end of year	$3,702,873
The accompanying Notes to Financial Statements are an integral part of these financial statements.
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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
NOTE 1: DESCRIPTION OF THE PLAN
The Nordstrom 401(k) Plan, as amended, was originally established on January 1, 1953 and is a defined contribution plan. The following description of the Plan’s provisions is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions.
General
The Plan covers substantially all employees of the Company. For Company contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee’s original hire date. For elective salary deferrals (401(k) contributions), participation begins on the employee’s hire date. The Plan is subject to the provisions of ERISA.
The Plan contains eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the IRC. Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of their original hire date with a salary deferral contribution equal to 2% of eligible compensation. Employees have the option to elect a zero salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.
For the Plan years ended December 31, 2019 and 2018, to qualify for Company contributions, eligible participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan year. The “last day” requirement is waived if the participant terminates employment due to retirement, disability, or death.
Plan Year
The Plan operates on a calendar year ending on December 31. References to 2019 and 2018 relate to the Plan years ended December 31, 2019 and December 31, 2018.
Trustees and Administrator of the Plan
BNY Mellon is the asset trustee of the Plan and Alight Solutions provides recordkeeping services for the Plan.
The Plan is administered by the Company in conjunction with the Plan Administrator, a committee appointed by the Board.
Plan Contributions
Contributions to the Plan are made through employee contributions, including catch-up contributions, Company contributions and participant rollover contributions.
Employee Contributions— Eligible employees may elect to defer eligible compensation on a pre-tax basis, after-tax basis (a Roth) or a combination of both. The maximum elective salary deferral is 50% for non-highly compensated employees and 16% for highly compensated employees. However, that percentage can be reduced for highly compensated employees as required to satisfy applicable non-discrimination testing requirements. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, after-tax basis (a Roth) or a combination of both, beginning in the year they turn age 50. For all employees, the IRS limited participant contributions to a maximum of $19 in 2019 and $18.5 in 2018. For those age 50 and over, the IRS limited participant contributions to a maximum of $25 in 2019 and $24.5 in 2018.
Company Contributions— The Company intends to match employee contributions dollar for dollar up to 4% of the participant’s eligible compensation, at the discretion of the Board. Catch-up contributions are not eligible for matching contributions. Depending on Company performance and at the discretion of the Board, the Company may also make an additional profit-based matching contribution of up to 50 cents per dollar on the first 4% of eligible compensation contributed. In March 2020, related to 2019, participants received 4% Company matching contributions of $70,414 and profit-based matching contributions of $15,459, which were made at the Board-approved amount of 22 cents per dollar on the first 4% of eligible compensation contributed.
Participant Rollover Contributions— Participants eligible for a withdrawal from another eligible retirement plan or traditional IRA may roll over all or part of that amount into the Plan. Participants may not roll over amounts from a Roth IRA into the Plan.
Investments
Participants can direct the investment of their accounts (including employee and Company contributions) among various funds, debt securities and Company common stock. The funds as of December 31, 2019 and 2018 include a variety of mutual funds, CCT funds, separately managed funds, and custom target retirement date funds. The available funds are regularly reviewed by the Plan Administrator and are subject to change at any time.
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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
Participation in Investment Activity
Individual accounts are credited daily with a pro-rata share of investment income or loss experienced by the respective funds into which their account balances have been directed. This income or loss is included in net appreciation or depreciation in fair value of investments on the Statement of Changes in Net Assets Available for Benefits.
Vesting in the Plan
Employees who terminate employment due to retirement, disability or death are 100% vested in their Plan accounts, regardless of years of service. The Plan defines “retirement” as age 60 or older for the purposes of vesting. On termination of employment for reasons other than retirement, disability or death, the amounts credited to the accounts of participants are vested as follows:
Employee Contributions — Employee contributions (salary deferral, catch-up and rollover contributions) are always 100% vested.
Company Matching Contributions — Company matching contributions, including the profit-based matching contribution, for employees vest as follows:

Years of Service	Vesting Percentage
Less than one	0%
One	33%
Two	67%
Three or more	100%
Forfeitures
When a participant terminates, the unvested portion of the participant’s account represents a forfeiture, unless the participant resumes service with the Company within five years. At December 31, 2019 and 2018, forfeited unvested accounts were $1,363 and $1,418. Forfeitures of unvested Company matching contributions from terminated participant accounts can be used to offset Company matching contributions or to pay Plan administrative expenses, as determined by the Plan Administrator. In March 2020 and March 2019, the Plan used forfeitures of $1,361 and $1,262 to offset the 2019 and 2018 Company matching contributions.
Benefit Payments
On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to roll over the value of the vested interest in his or her account to another qualified plan, to receive the value as a lump-sum distribution or elect to remain in the Plan, if the vested account balance exceeds $1 (subject to required distributions under Section 401(a)(9) of the IRC). When an active participant reaches age 59½ and continues to work for the Company, the participant is eligible to receive a partial or full distribution of their account.
Participant Loans (Notes Receivable from Participants)
Participants may borrow a minimum of $1 from their account up to a maximum that is equal to the lesser of:
•50% of their vested account balance, less the balance of any other outstanding loans from the Plan as of the loan request date, or
•$50 less the highest outstanding principal balance of any loans, from this Plan or any other qualified Plan of the employer or a related employer, during the one-year period immediately preceding the loan request date.
Loan terms are a maximum of five years or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant’s account. The interest rate for a loan is determined at the time it is approved. The rate will be the prime rate as reported by the Wall Street Journal on the last business day of the prior month, plus 1%. Interest rates for participant loans outstanding at December 31, 2019 range from 4.25% to 10.5% with various maturities through January 2040. Principal and interest is paid through payroll deductions, following the participant’s semi-monthly or weekly payroll cycle. A participant may have a maximum of two loans outstanding at any one time.
Participants may make monthly loan repayments during approved leaves of absence. Alternatively, payment obligations may be suspended during approved leaves of absence not longer than one year and during periods of qualified military service. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan Administrator. If the participant does not make a payment by the required due date, the loan balances will be deemed distributed and become taxable income to the participant.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The accompanying financial statements have been prepared in accordance with GAAP.
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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
Use of Estimates
The preparation of financial statements in conformity with GAAP in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities during the reporting period. Uncertainties regarding such estimates and assumptions are inherent in the preparation of financial statements and actual results may differ from these estimates and assumptions.
Risks and Uncertainties
The Plan holds various investment instruments, including, but not limited to, common stock, debt securities, mutual funds and CCTs. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect participants’ account balances and the amounts reported in the financial statements.
Investment Valuation and Income Recognition
The Plan’s investments are held by the trustee and are recorded at fair value as follows:
•Common stock is valued at quoted market prices as of the last trading day of the Plan year.
•Shares of mutual funds are valued at quoted market prices as of the last trading day of the Plan year.
•CCTs are measured using the NAV practical expedient of the CCT as reported by the CCT managers. The NAV practical expedient is based on the fair value of the underlying assets owned by the CCT, less its liabilities, and divided by the number of units outstanding.
•Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.
•Self-directed brokerage accounts allow participants to invest all or a portion of their account in investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds and debt securities.
Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded when earned.
Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments, or the adjusted market price. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation or depreciation in fair value of investments, which consists of realized and unrealized gains and losses.
Notes Receivable from Participants
Participant loans are included in notes receivable from participants on the Statements of Net Assets Available for Benefits and are measured at their unpaid principal balance plus any accrued unpaid interest. Delinquent participant loans are recorded as distributions based on the terms of the Plan document.
Benefit Payments
Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2019 and 2018 were $261 and $667.
Administrative Expenses
Substantially all of the administrative expenses, including recordkeeping, trustee and other fees, incurred in connection with the Plan are paid by the Plan through an allocation to participant accounts.
Subsequent Event
In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19 including restrictions on business operations, public gatherings and travel, as well as stay-at-home orders, social distancing, and quarantines. COVID-19 is having a significant effect on overall economic conditions in nearly all regions around the world and has caused volatility in financial markets, which may continue to affect the market price of the Company’s Common Stock and other Plan assets. While this is expected to be temporary, the current circumstances are dynamic and the impacts of COVID-19 cannot be reasonably estimated at this time.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
NOTE 3: FAIR VALUE MEASUREMENTS
The Plan discloses its assets that are measured at fair value in the Statements of Net Assets Available for Benefits by level within the fair value hierarchy as defined by applicable accounting standards:
        Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity’s own assumptions
The following tables set forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2019 and 2018. There have been no changes in the methodologies used at December 31, 2019 and 2018.

	December 31, 2019
	Level 1	Level 2	Total
Fair value hierarchy:
Common stock	$1,039,179	$—	$1,039,179
Debt securities	46,708	142,990	189,698
Mutual funds	1,277,946	—	1,277,946
Brokerage securities	26,213	5,285	31,498
Other[1]	(3,751)	—	(3,751)
Total assets in fair value hierarchy	$2,386,295	$148,275	$2,534,570
Investments measured at NAV practical expedient			978,694
Total participant-directed investments at fair value			$3,513,264
1 Other primarily includes pending receivable transactions for dividends and interest.

	December 31, 2018
	Level 1	Level 2	Total
Fair value hierarchy:
Common stock	$942,414	$—	$942,414
Debt securities	11,691	141,073	152,764
Mutual funds	1,005,811	—	1,005,811
Brokerage securities	22,463	2,660	25,123
Other	4,188	—	4,188
Total assets in fair value hierarchy	$1,986,567	$143,733	$2,130,300
Investments measured at NAV practical expedient			824,832
Total participant-directed investments at fair value			$2,955,132
The Plan’s NAV funds are primarily composed of CCT’s, which are measured daily and may be redeemed daily with no restrictions related to the redemption notice period.
The Plan did not have any Level 3 measurements as of December 31, 2019 and 2018. During 2019, there were no transfers in or out of Levels 1, 2 or 3.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
NOTE 4: PARTY-IN-INTEREST TRANSACTIONS
As of December 31, 2019 and 2018, Plan investments included units held in a collective trust managed by BNY Mellon, BNY Mellon common stock and interest-bearing cash managed by BNY Mellon. Transactions with this entity qualify as exempt party-in-interest transactions. Fees paid by the Plan to BNY Mellon were $899 for 2019 and fees payable to BNY Mellon were $166 as of December 31, 2019. Fees paid by the Plan to Alight Solutions were $2,378 for 2019.
As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. As of December 31, 2019 and 2018, the Plan held 3,596 and 3,732 shares of Nordstrom common stock, with a cost basis of $159,830 and $170,479. The Plan recorded dividend income from Nordstrom common stock of $5,465 during 2019.
NOTE 5: FEDERAL INCOME TAX STATUS
The Plan as amended and restated as of January 1, 2019 is an individually designed plan. While the restated Plan document does not have a determination letter from the IRS, the Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.
GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan Administrator has concluded that as of December 31, 2019 and 2018, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.
NOTE 6: PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. Under the Plan, the Company may also temporarily suspend contributions, which does not constitute or require termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustee shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
NOTE 7: EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain non-discrimination rules under ERISA and the IRC. For 2019 and 2018, the Plan failed certain non-discrimination tests under the IRC due to lower deferral percentages by non-highly compensated eligible employees relative to the deferral percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the IRC. Additionally, the Plan is required to return contributions received from participants during the Plan year in excess of the IRC limits (see Note 1: Description of the Plan for additional information on IRS contribution limitations). These refunds are accrued within excess contributions payable to participants in the Statements of Net Assets Available for Benefits and reduce participant contributions on the Statement of Changes in Net Assets Available for Benefits. The net refund for 2019, paid in March 2020, totaled $2,988 and included approximately $492 of investment earnings. The net refund for 2018, paid in March 2019, totaled $2,074 and included approximately $126 of investment loss.
NOTE 8: RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
As of December 31, 2019, the Plan had pending investment purchases and sales of $9,983 and $22,795 that settled subsequent to year end. These transactions were classified in due to broker for securities purchased and accrued income and broker receivable on the Statement of Net Assets Available for Benefits, and are not included in Schedule H, Line 4(i) - Schedule of Assets. Net Assets available for benefits per the financial statements reflects and is equal to net assets available for benefits in the Form 5500.
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NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2019
EIN: 91-0515058
Plan #: 001
(Dollars in thousands)

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	23,976
	Schroder International Multi-Cap Equity Trust - Class 2	CCT	**	224,556
	Putnam Stable Value Fund	CCT	**	287,687
	Loomis Core Plus Fixed Income Fund	CCT	**	379,769
	SSGA TIPS Index	CCT	**	62,707
	Abbvie, Inc.	Common stock	**	4,216
	Abiomed, Inc.	Common stock	**	2,512
	Advance Auto Parts, Inc.	Common stock	**	2,710
	Advanced Micro Devices, Inc.	Common stock	**	3,779
	Aegon N.V.	Common stock	**	1,713
	Alphabet, Inc. Class A	Common stock	**	7,581
	Alphabet, Inc. Class C	Common stock	**	12,568
	Altice USA, Inc.	Common stock	**	3,587
	Amazon.com, Inc.	Common stock	**	17,767
	Amedisys, Inc.	Common stock	**	3,739
	American Express Co.	Common stock	**	5,428
	American Tower Corp.	Common stock	**	6,520
	AMETEK, Inc.	Common stock	**	4,235
	Anaplan, Inc.	Common stock	**	2,024
	Apache Corp.	Common stock	**	4,258
	Apple, Inc.	Common stock	**	16,037
	Ares Management Corp.	Common stock	**	2,212
	Aspen Technology, Inc.	Common stock	**	4,483
	AstraZeneca PLC	Common stock	**	6,377
	Avalara, Inc.	Common stock	**	3,265
	Avery Dennison Corp.	Common stock	**	967
	Axalta Coating Systems Ltd.	Common stock	**	2,268
	Baker Hughes Co.	Common stock	**	6,305
	Bank of America Corp.	Common stock	**	12,116
	Baxter International, Inc.	Common stock	**	4,765
	Berry Global Group, Inc.	Common stock	**	1,106
	Alnylam Pharmaceuticals, Inc.	Common stock	**	1,866
	Biomarin Pharmaceutical	Common stock	**	1,251
	BJ's Wholesale Club Holdings I	Common stock	**	4,447
	Booking Holdings, Inc.	Common stock	**	7,085
	Booz Allen Hamilton Holding Co.	Common stock	**	4,032
	Boston Scientific Corp.	Common stock	**	5,236
	Brighthouse Financial, Inc.	Common stock	**	1,350
	Bristol-Myers Squibb Co.	Common stock	**	10,206
	Broadcom, Inc.	Common stock	**	5,249
	Burlington Stores, Inc.	Common stock	**	10,913
	BWX Technologies, Inc.	Common stock	**	9,081
	Cable One, Inc.	Common stock	**	3,912
* Party-in-interest
** Cost information is not required for participant-directed investments and therefore is not included.

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(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Capital One Financial Corp.	Common stock	**	13,255
	CBOE Global Markets, Inc.	Common stock	**	2,783
	CDW Corp.	Common stock	**	3,072
	Celanese Corp.	Common stock	**	3,607
	Charter Communications, Inc.	Common stock	**	12,273
	Church & Dwight Co., Inc.	Common stock	**	1,832
	Cigna Corp.	Common stock	**	10,913
	Cisco Systems, Inc.	Common stock	**	3,189
	Cognizant Technology Solutions	Common stock	**	3,566
	Comcast Corp.	Common stock	**	17,116
	Concho Resources, Inc.	Common stock	**	3,056
	Constellation Brands, Inc.	Common stock	**	3,309
	Copart, Inc.	Common stock	**	2,766
	Crown Holdings, Inc.	Common stock	**	6,453
	CSX Corp.	Common stock	**	5,167
	CVS Health Corp.	Common stock	**	4,532
	Dell Technologies, Inc.	Common stock	**	3,618
	Delta Air Lines, Inc.	Common stock	**	2,535
	Dexcom, Inc.	Common stock	**	3,600
	Dish Network Corp.	Common stock	**	3,246
	Domino's Pizza, Inc.	Common stock	**	2,651
	Eli Lilly & Company	Common stock	**	7,323
	Encompass Health Corp.	Common stock	**	6,871
	Encore Capital Group, Inc.	Common stock	**	2,286
	Entegris, Inc.	Common stock	**	1,375
	Etsy, Inc.	Common stock	**	2,096
	Euronet Worldwide, Inc.	Common stock	**	6,780
	Facebook, Inc.	Common stock	**	15,087
	Fedex Corp.	Common stock	**	11,991
	Fidelity National Information Services, Inc.	Common stock	**	4,220
	FirstCash, Inc.	Common stock	**	3,446
	FirstService Corp.	Common stock	**	2,677
	Fiserv, Inc.	Common stock	**	6,429
	Fox Corp.	Common stock	**	4,484
	Generac Holdings, Inc.	Common stock	**	2,164
	Gilead Sciences, Inc.	Common stock	**	3,879
	Glaukos Corp.	Common stock	**	2,329
	GlaxoSmithKline PLC	Common stock	**	7,457
	GoDaddy, Inc.	Common stock	**	7,383
	Grand Canyon Education, Inc.	Common stock	**	5,920
	Guidewire Software, Inc.	Common stock	**	2,832
	Halliburton Co.	Common stock	**	3,878
	Halozyme Therapeutics Inc.	Common stock	**	2,489
	Harley-Davidson, Inc.	Common stock	**	1,123
	Healthcare Services Group, Inc.	Common stock	**	2,941
	HEICO Corp.	Common stock	**	3,049
	Hess Corp.	Common stock	**	3,247
	Hewlett Packard Enterprise Co.	Common stock	**	6,281
	Hilton Worldwide Holdings, Inc.	Common stock	**	4,419
	Horizon Therapeutics PLC	Common stock	**	6,437
	HP, Inc.	Common stock	**	7,823
	Humana, Inc.	Common stock	**	6,055
	Incyte Corp.	Common stock	**	961
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(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Ingersoll-Rand PLC	Common stock	**	3,828
	Inspire Medical Systems, Inc.	Common stock	**	1,791
	Insulet Corp.	Common stock	**	6,470
	Intercontintental Exchange, Inc.	Common stock	**	2,851
	Intuit, Inc.	Common stock	**	7,945
	iRhythm Technologies, Inc.	Common stock	**	2,083
	J2 Global, Inc.	Common stock	**	4,106
	Johnson Controls International PLC	Common stock	**	8,468
	Jones Lang LaSalle, Inc.	Common stock	**	3,534
	JPMorgan Chase & Co.	Common stock	**	6,092
	Juniper Networks, Inc.	Common stock	**	3,695
	L3Harris Technologies, Inc.	Common stock	**	3,007
	Lam Research Corp.	Common stock	**	5,492
	Lamb Weston Holdings, Inc.	Common stock	**	6,531
	Ligand Pharmaceuticals, Inc.	Common stock	**	3,067
	Live Nation Entertainment, Inc.	Common stock	**	5,892
	LyondellBasell Industries NV	Common stock	**	542
	Martin Marietta Materials, Inc.	Common stock	**	7,200
	Mattel, Inc.	Common stock	**	1,608
	Maxim Integrated Products, Inc.	Common stock	**	1,599
	Medtronic PLC	Common stock	**	1,645
	Merck & Co., Inc.	Common stock	**	8,067
	MetLife, Inc.	Common stock	**	7,977
	Micro Focus International PLC	Common stock	**	1,643
	Microchip Technology, Inc.	Common stock	**	7,802
	Microsoft Corp.	Common stock	**	29,153
	Molson Coors Beverage Co.	Common stock	**	3,175
	Mondelez International, Inc.	Common stock	**	2,791
	Motorola Solutions, Inc.	Common stock	**	4,507
	National Instruments Corp.	Common stock	**	2,347
	National Oilwell Varco, Inc.	Common stock	**	2,029
	News Corp.	Common stock	**	604
	Nice Ltd.	Common stock	**	4,720
*	Nordstrom, Inc.	Common stock	**	147,195
	Novanta, Inc.	Common stock	**	2,012
	Novartis AG	Common stock	**	8,105
	NXP Semiconductors NV	Common stock	**	4,373
	Occidental Petroleum Corp.	Common stock	**	11,419
	Ollie's Bargain Outlet Holding	Common stock	**	2,643
	O'Reilly Automotive, Inc.	Common stock	**	6,487
	Parsley Energy, Inc.	Common stock	**	1,532
	Penumbra, Inc.	Common stock	**	4,604
	Perspecta, Inc.	Common stock	**	2,031
	Philip Morris International IN	Common stock	**	4,926
	Planet Fitness, Inc.	Common stock	**	2,779
	Portola Pharmaceuticals, Inc.	Common stock	**	3,575
	Proofpoint, Inc.	Common stock	**	2,753
	Pure Storage, Inc.	Common stock	**	5,207
	Qualys, Inc.	Common stock	**	607
	Qurate Retail, Inc.	Common stock	**	1,656
	Ritchie Bros Auctioneers, Inc.	Common stock	**	3,189
	Roche Holding AG	Common stock	**	8,266
	Rogers Corp.	Common stock	**	2,220
14 of 20

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Roper Technologies, Inc.	Common stock	**	2,688
	Ross Stores, Inc.	Common stock	**	2,911
	S&P Global, Inc.	Common stock	**	2,963
	Sabre Corp.	Common stock	**	4,327
	Salesforce.com, Inc.	Common stock	**	6,320
	Sanofi	Common stock	**	10,196
	Schlumberger Ltd.	Common stock	**	4,965
	Signature Bank/New York NY	Common stock	**	2,662
	SiteOne Landscape Supply, Inc.	Common stock	**	2,702
	Sprint Corp.	Common stock	**	1,555
	State Street Corp.	Common stock	**	443
	Steris PLC	Common stock	**	3,946
	Synopsys, Inc.	Common stock	**	3,278
	TE Connectivity Ltd.	Common stock	**	6,421
	Teledyne Technologies, Inc.	Common stock	**	6,674
	Teleflex, Inc.	Common stock	**	5,493
*	The Bank Of New York Mellon Corp.	Common stock	**	7,449
	The Boeing Co.	Common stock	**	5,248
	The Brink's Co.	Common stock	**	3,906
	The Charles Schwab Corp.	Common stock	**	14,772
	The Gap, Inc.	Common stock	**	1,733
	The Goldman Sachs Group, Inc.	Common stock	**	8,209
	The Progressive Corp.	Common stock	**	2,388
	TransUnion	Common stock	**	5,407
	Trex Co., Inc.	Common stock	**	7,662
	Truist Financial Corp.	Common stock	**	4,979
	United Technologies Corp.	Common stock	**	8,102
	UnitedHealth Group, Inc.	Common stock	**	7,350
	Vail Resorts, Inc.	Common stock	**	4,335
	Varonis Systems, Inc.	Common stock	**	2,138
	Veracyte, Inc.	Common stock	**	1,886
	Vertex Pharmaceuticals, Inc.	Common stock	**	4,356
	VIRTU Financial, Inc.	Common stock	**	2,566
	Visa, Inc.	Common stock	**	12,018
	Wayfair, Inc.	Common stock	**	1,958
	Wells Fargo & Co.	Common stock	**	14,225
	WEX, Inc.	Common stock	**	3,805
	World Wrestling Entertainment	Common stock	**	3,077
	Zynga, Inc.	Common stock	**	3,384
	ABBVIE INC 144A	Corporate Debt - due 11/21/2029 - 3.200%	**	687
	ABBVIE INC 144A	Corporate Debt - due 11/21/2039 - 4.050%	**	441
	ABBVIE INC 144A	Corporate Debt - due 11/21/2049 - 4.250%	**	212
	AT&T, Inc.	Corporate debt - due 11/15/2031 - Variable	**	132
	AT&T, Inc.	Corporate debt - due 2/15/2047- 5.650%	**	478
	AT&T, Inc.	Corporate debt - due 3/1/2047 - 5.450%	**	590
	AT&T, Inc.	Corporate debt - due 5/15/2046 - 4.750%	**	198
	AT&T, Inc.	Corporate debt - due 9/1/2040 - 5.350%	**	332
	Bank of America Corp.	Corporate debt - due 11/25/2027 - 4.183%	**	244
	Bank of America Corp.	Corporate debt - due 12/20/2023 - Variable	**	1,453
	Bank of America Corp.	Corporate debt - due 3/3/2026 - 4.450%	**	165
	Bank of America Corp.	Corporate debt - due 8/26/2024 - 4.200%	**	483
	Barclays PLC	Corporate Debt - due 5/12/2026 - 5.200%	**	246
	Barclays PLC	Corporate Debt - due 5/9/2028 - 4.836%	**	216
15 of 20

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Barclays PLC	Corporate Debt - due 9/11/2024 - 4.375%	**	315
	Bayer U.S. Finance II LLC 144A	Corporate Debt - due 12/15/2025 - 4.250%	**	297
	Bayer U.S. Finance II LLC 144A	Corporate Debt - due 12/15/2028 - 4.375%	**	628
	BNP Paribas S.A.	Corporate Debt - due 10/15/2024 - 4.250%	**	885
	BNP Paribas S.A. 144A	Corporate Debt - due 3/13/2027 - 4.625%	**	820
	BNP Paribas S.A. 144A	Corporate Debt - due 9/28/2025 - 4.375%	**	781
	BNSF Railway Co.	Corporate Debt - due 4/1/2024 - 5.996%	**	129
	Boston Properties LP	Corporate Debt - due 1/15/2025 - 3.200%	**	182
	Boston Properties LP	Corporate Debt - due 12/1/2028 - 4.500%	**	403
	Boston Properties LP	Corporate Debt - due 2/1/2023 - 3.850%	**	419
	Boston Properties LP	Corporate Debt - due 2/1/2026 - 3.650%	**	238
	Boston Properties LP	Corporate Debt - due 5/15/2021 - 4.125%	**	128
	Burlington Northern Santa Fe LLC	Corporate Debt - due 1/15/2021 - 8.251%	**	114
	Burlington Northern Santa Fe LLC	Corporate Debt - due 9/1/2023 - 3.850%	**	212
	Capital One Financial Corp.	Corporate Debt - due 10/29/2025 - 4.200%	**	513
	Capital One Financial Corp.	Corporate Debt - due 2/5/2025 - 3.200%	**	440
	CEMEX Finance LLC 144A	Corporate Debt - due 4/1/2024 - 6.000%	**	692
	CEMEX SAB de CV 144A	Corporate Debt - due 1/11/2025 - 5.700%	**	617
	CEMEX SAB de CV 144A	Corporate Debt - due 5/5/2025 - 6.125%	**	208
	Charter Communications Operating LLC	Corporate Debt - due 10/23/2045 - 6.484%	**	1,860
	Charter Communications Operating LLC	Corporate Debt - due 4/1/2048 - 5.750%	**	730
	Charter Communications Operating LLC	Corporate Debt - due 5/1/2047 - 5.375%	**	365
	Cigna Corp.	Corporate Debt - due 11/15/2025 - 4.125%	**	190
	Cigna Corp.	Corporate Debt - due 7/15/2023 - 3.750%	**	1,075
	Cigna Corp. 144A	Corporate Debt - due 2/15/2022 - 4.000%	**	155
	Cigna Corp. 144A	Corporate Debt - due 5/15/2027 - 7.875%	**	247
	Cigna Holding Co.	Corporate Debt - due 6/15/2020 - 5.125%	**	76
	Citigroup, Inc.	Corporate Debt - due 5/15/2023 - 3.500%	**	104
	Citigroup, Inc.	Corporate Debt - due 8/5/2024 - 4.000%	**	776
	Cox Communications, Inc. 144A	Corporate Debt - due 2/1/2025 - 3.850%	**	885
	Cox Communications, Inc. 144A	Corporate Debt - due 8/15/2027 - 3.500%	**	313
	CRH America, Inc. 144A	Corporate Debt - due 5/18/2025 - 3.875%	**	347
	CSX Transportation, Inc.	Corporate Debt - due 1/15/2023 - 6.251%	**	166
	CVS Health Corp.	Corporate debt - due 3/25/2025 - 4.100%	**	188
	CVS Health Corp.	Corporate debt - due 3/25/2028 - 4.300%	**	453
	CVS Health Corp.	Corporate debt - due 3/25/2038 - 4.780%	**	227
	Dell International LLC 144A	Corporate Debt - due 6/15/2023 - 5.450%	**	325
	Dillard's, Inc.	Corporate Debt - due 5/15/2027 - 7.750%	**	486
	Dominion Energy, Inc.	Corporate Debt - due 10/1/2054 - Variable	**	755
	Dominion Energy, Inc.	Corporate Debt - due 4/1/2021 - Variable	**	179
	Dominion Energy, Inc.	Corporate Debt - due 7/1/2020 - Variable	**	200
	Elanco Animal Health, Inc.	Corporate Debt - due 8/27/2021 - Variable	**	103
	Elanco Animal Health, Inc.	Corporate Debt - due 8/28/2023 - Variable	**	106
	Elanco Animal Health, Inc.	Corporate Debt - due 8/28/2028 - Variable	**	218
	Enel Finance International 144A	Corporate Debt - due 10/7/2039 - 6.000%	**	630
	Enel Finance International 144A	Corporate Debt - due 9/14/2025 - 4.625%	**	491
	Enel Finance International 144A	Corporate Debt - due 9/15/2037 - 6.800%	**	766
	ERP Operating LP	Corporate Debt - due 4/15/2023 - 3.000%	**	772
	Federal Express Corp. 1998 Pass	Corporate Debt - due 7/15/2023 - 6.720%	**	44
	Ford Motor Credit Co. LLC	Corporate Debt - due 1/15/2020 - 8.125%	**	200
	Ford Motor Credit Co. LLC	Corporate Debt - due 1/7/2022 - 5.596%	**	343
	Ford Motor Credit Co. LLC	Corporate Debt - due 10/12/2021 - 3.813%	**	586
	Ford Motor Credit Co. LLC	Corporate Debt - due 2/1/2021 - 5.750%	**	206
16 of 20

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Ford Motor Credit Co. LLC	Corporate Debt - due 8/2/2021 - 5.875%	**	733
	Ford Motor Credit Co. LLC	Corporate Debt - due 8/6/2023 - 4.375%	**	468
	HCA, Inc.	Corporate Debt - due 6/15/2029 - 4.125%	**	239
	HCA, Inc.	Corporate Debt - due 6/15/2039 - 5.125%	**	276
	HCA, Inc.	Corporate Debt - due 6/15/2049 - 5.250%	**	140
	HSBC Holdings PLC	Corporate Debt - due 1/5/2022 - 2.650%	**	430
	HSBC Holdings PLC	Corporate Debt - due 3/8/2026 - 4.300%	**	218
	HSBC Holdings PLC	Corporate Debt - due 4/5/2021 - 5.100%	**	156
	HSBC Holdings PLC	Corporate Debt - due 5/2/2036 - 6.500%	**	1,196
	HSBC Holdings PLC	Corporate Debt - due 9/15/2037 - 6.500%	**	553
	Imperial Brands Finance PLC 144A	Corporate Debt - due 7/21/2025 - 4.250%	**	1,557
	Imperial Brands Finance PLC 144A	Corporate Debt - due 7/26/2029 - 3.875%	**	328
	JPMorgan Chase & Co.	Corporate Debt - due 10/1/2027 - 4.250%	**	194
	JPMorgan Chase & Co.	Corporate Debt - due 12/15/2026 - 4.125%	**	493
	JPMorgan Chase & Co.	Corprorate Debt - Due 7/23/2024 - Variable	**	870
	Kinder Morgan Energy Partners	Corporate Debt - due 8/15/2042 - 5.000%	**	845
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2039 - 6.500%	**	316
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2044 - 5.400%	**	778
	Lloyds Banking Group PLC	Corporate Debt - due 11/4/2024 - 4.500%	**	615
	Lloyds Banking Group PLC	Corporate Debt - due 3/24/2026 - 4.650%	**	571
	Macy's Retail Holdings, Inc.	Corporate Debt - due 3/15/2037 - 6.375%	**	165
	Macy's Retail Holdings, Inc.	Corporate Debt - due 9/15/2028 - 6.700%	**	286
*	Nordstrom, Inc.	Corprorate Debt - due 3/15/2028 - 6.950%	**	321
	Occidental Petroleum Corp.	Corporate Debt - due 8/15/2024 - 2.900%	**	788
	Occidental Petroleum Corp.	Corporate Debt - due 8/15/2026 - 3.200%	**	101
	Petrobras Global Finance 144A	Corporate Debt - due 1/15/2030 - 5.093%	**	349
	Petrobras Global Finance B.V.	Corporate Debt - due 3/17/2044 - 7.250%	**	243
	Petrobras Global Finance B.V.	Corporate Debt - due 3/19/2049 - 6.900%	**	205
	Petroleos Mexicanos	Corporate Debt - due 1/23/2030 - 6.840%	**	272
	Petroleos Mexicanos	Corporate Debt - due 1/23/2045 - 6.375%	**	1,012
	Petroleos Mexicanos	Corporate Debt - due 3/13/2027 - 6.500%	**	849
	Petroleos Mexicanos	Corporate Debt - due 6/15/2035 - 6.625%	**	435
	Petroleos Mexicanos	Corporate Debt - due 8/4/2026 - 6.875%	**	192
	Petroleos Mexicanos	Corporate Debt - due 9/21/2047 - 6.750%	**	401
	PROSUS NV 144A	Corporate Debt - due 7/21/2025 - 5.500%	**	944
	PROSUS NV 144A	Corporate Debt - due 7/6/2027 - 4.850%	**	708
	PROSUS NV 144A	Corporate Debt - due 7/18/2020 - 6.000%	**	559
	RELX Capital, Inc.	Corporate Debt - due 10/15/2022 - 3.125%	**	583
	RELX Capital, Inc.	Corporate Debt - due 3/18/2029 - 4.000%	**	272
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 1/6/2027 - 9.750%	**	857
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 4/6/2028 - 8.200%	**	433
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 7/6/2024 - 9.250%	**	937
	Royal Bank of Scotland Group PLC	Corporate Debt - due 12/15/2022 - 6.125%	**	1,259
	Royal Bank of Scotland Group PLC	Corporate Debt - due 12/19/2023 - 6.000%	**	945
	SLM Student Loan Trust 2 9 A7A	Corporate Debt - due 1/25/2041 - Variable	**	743
	SLM Student Loan Trust 20 3 A6	Corporate Debt - due 4/25/2040 - Variable	**	4,199
	SLM Student Loan Trust 20 8 A6	Corporate Debt - due 1/25/2041 - Variable	**	4,423
	Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2038 - 7.721%	**	677
	Telecom Italia Capital S.A.	Corporate Debt - due 7/18/2036 - 7.200%	**	148
	Telecom Italia SPA 144A	Corporate Debt - due 5/30/2024 - 5.303%	**	726
	The Dow Chemical Co.	Corporate Debt - due 11/1/2029 - 7.375%	**	232
	The Dow Chemical Co.	Corporate Debt - due 11/30/2048 - 5.550%	**	250
	The Dow Chemical Co.	Corporate Debt - due 5/15/2039 - 9.400%	**	573
17 of 20

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Time Warner Cable LLC	Corporate Debt - due 2/1/2020 - 5.000%	**	150
	Time Warner Cable LLC	Corporate Debt - due 2/15/2021 - 4.125%	**	279
	Time Warner Cable LLC	Corporate Debt - due 7/1/2038 - 7.300%	**	424
	Time Warner Cable LLC	Corporate Debt - due 9/1/2021 - 4.000%	**	230
	TransCanada Trust	Corporate Debt - due 3/15/2077 - Variable	**	924
	TransCanada Trust	Corporate Debt - due 5/20/2075 - Variable	**	599
	TransCanada Trust	Corporate Debt - due 8/15/2076 - Variable	**	188
	TransCanada Trust	Corporate Debt - due 9/15/2079 - Variable	**	446
	Ultrapar International S.A. 144A	Corporate Debt - due 10/6/2026 - 5.250%	**	376
	Ultrapar International S.A. 144A	Corporate Debt - due 6/6/2029 - 5.250%	**	501
	Unicredit Spa 144A	Corporate Debt - due 4/2/2034 - Variable	**	978
	Union Pacific Railroad Co. 2006	Corporate Debt - due 7/2/2030 - 5.866%	**	675
	UNUM Group	Corporate Debt - due 3/15/2028 - 7.250%	**	280
	Verizon Communications, Inc.	Corporate Debt - due 1/15/2036 - 4.272%	**	538
	Walt Disney CO/THE	Corporate Debt - due 11/15/2037 - 6.650%	**	669
	Wells Fargo Bank NA	Corporate Debt - due 8/14/2023 - 3.550%	**	865
	Wells Fargo & Co.	Corporate Debt - due 7/22/2027 - 4.300%	**	849
	Xerox Corp.	Corporate Debt - due 5/15/2021 - 4.500%	**	1,104
	Zoetis, Inc.	Corporate Debt - due 11/13/2020 - 3.450%	**	177
	Zoetis, Inc.	Corporate Debt - due 11/13/2025 - 4.500%	**	388
	California State	Municipal Debt - due 10/1/2039 - 7.300%	**	878
	California State	Municipal Debt - due 3/1/2040 - 7.625%	**	320
	California State	Municipal Debt - due 4/1/2034 - 7.500%	**	512
	Illinois State	Municipal Debt - due 6/1/2033 - 5.100%	**	862
	Los Angeles CA Unified School District	Municipal Debt - due 7/1/2034 - 6.758%	**	586
	New Jersey State Turnpike Authority	Municipal Debt - due 1/1/2041 - 7.102%	**	915
	American Funds EuroPacific Growth Fund Class R-6	Mutual Fund	**	506,437
	Neuberger Berman Genesis Fund Class R6	Mutual Fund	**	203,190
	Vanguard Institutional Index Fund Institutional +	Mutual Fund	**	568,318
*	Participant Loans	Loan interest rates range from 4.25% to 10.5% with various maturities through January 2040	**	97,287
	Citigroup Capital XIII	Preferred Stock - 7.130%	**	828
	JPMorgan Chase & Co.	Preferred Stock - due 9/1/2030 - 8.750%	**	656
	Vodafone Group PLC	Preferred Stock - due 4/4/2079 - Variable	**	705
	SDB Money Market Fund	Self-directed Brokerage Money Market Fund	**	5,285
	Brokerage Securities	Self-directed Brokerage Securities		26,213
	FHLMC POOL #1H-2592	U.S. Government Securities - due 1/1/2036 - Variable	**	82
	FHLMC POOL #78-1274	U.S. Government Securities - due 2/1/2034 - Variable	**	61
	FHLMC POOL #84-0286	U.S. Government Securities - due 5/1/2046 - Variable	**	413
	FHLMC POOL #84-9254	U.S. Government Securities - due 1/1/2042 - Variable	**	103
	FHLMC POOL #84-9327	U.S. Government Securities - due 5/1/2044 - Variable	**	468
	FHLMC POOL #84-9505	U.S. Government Securities - due 10/1/2044 - Variable	**	160
	FHLMC POOL #84-9544	U.S. Government Securities - due 12/1/2044 - Variable	**	250
	FHLMC POOL #84-9625	U.S. Government Securities - due 1/1/2045 - Variable	**	290
	FHLMC POOL #84-9626	U.S. Government Securities - due 8/1/2044 - Variable	**	329
	FHLMC POOL #84-9849	U.S. Government Securities - due 10/1/2045 - Variable	**	123
	FHLMC POOL #C9-0981	U.S. Government Securities - due 7/1/2026 - 6.500%	**	152
	FHLMC POOL #C9-1013	U.S. Government Securities - due 1/1/2027 - 6.500%	**	119
	FHLMC POOL #G0-7600	U.S. Government Securities - due 3/1/2042 - 4.500%	**	336
	FHLMC POOL #G0-8723	U.S. Government Securities - due 8/1/2046 - 4.000%	**	2,405
	FHLMC POOL #G0-8768	U.S. Government Securities - due 6/1/2047 - 4.500%	**	3,248
	FHLMC POOL #G0-8772	U.S. Government Securities - due 7/1/2047 - 4.500%	**	1,116
	FHLMC POOL #G0-8832	U.S .Governments Securities - due 7/01/2048 - 4.500%	**	2,977
18 of 20

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	FHLMC POOL #G6-0153	U.S. Government Securities - due 10/1/2044 - 4.500%	**	213
	FHLMC POOL #G6-0764	U.S. Government Securities - due 10/1/2042 - 4.500%	**	309
	FHLMC POOL #G6-1080	U.S. Government Securities - due 3/1/2047 - 4.500%	**	2,549
	FHLMC POOL #H0-1774	U.S. Government Securities - due 9/1/2037 - 6.500%	**	12
	FHLMC POOL #H0-9197	U.S. Government Securities - due 10/1/2038 - 6.500%	**	15
	FHLMC POOL #H0-9212	U.S. Government Securities - due 5/1/2038 - 5.500%	**	19
	FHLMC POOL #Q0-3517	U.S. Government Securities - due 9/1/2041 - 4.500%	**	324
	FHLMC POOL #Q5-5948	U.S. Government Securities - due 5/1/2048 - 4.500%	**	3,044
	FHLMC POOL #V8-4757	U.S .Governments Securities - due 10/01/2048 - 4.500%	**	777
	FHLMC MULTICLASS MTG	U.S .Governments Securities - due 12/15/2043 - Variable	**	210
	FHLMC MULTICLASS MTG 2957 VZ	U.S. Government Securities - due 2/15/2035 - 5.000%	**	495
	FHLMC MULTICLASS MTG 4319 MA	U.S. Government Securities - due 3/15/2044 - Variable	**	383
	FNMA POOL #0256851	U.S. Government Securities - due 8/1/2037 - 7.000%	**	26
	FNMA POOL #0735503	U.S. Government Securities - due 4/1/2035 - 6.000%	**	93
	FNMA POOL #0735608	U.S. Government Securities - due 3/1/2035 - Variable	**	172
	FNMA POOL #0745329	U.S. Government Securities - due 7/1/2035 - 6.000%	**	143
	FNMA POOL #0884704	U.S. Government Securities - due 6/1/2036 - Variable	**	43
	FNMA POOL #0888154	U.S. Government Securities - due 11/1/2036 - Variable	**	92
	FNMA POOL #0888367	U.S. Government Securities - due 3/1/2037 - 7.000%	**	269
	FNMA POOL #0889634	U.S. Government Securities - due 2/1/2023 - 6.000%	**	67
	FNMA POOL #0889984	U.S. Government Securities - due 10/1/2038 - 6.500%	**	107
	FNMA POOL #0976853	U.S. Government Securities - due 11/1/2029 - 5.500%	**	123
	FNMA POOL #0995487	U.S. Government Securities - due 8/1/2037 - 6.000%	**	178
	FNMA POOL #0AB1763	U.S. Government Securities - due 11/1/2030 - 4.000%	**	89
	FNMA POOL #0AB8086	U.S. Government Securities - due 10/1/2037 - 6.000%	**	46
	FNMA POOL #0AD0121	U.S. Government Securities - due 9/1/2029 - 4.500%	**	269
	FNMA POOL #0AD0130	U.S. Government Securities - due 8/1/2039 - 6.500%	**	26
	FNMA POOL #0AD0198	U.S. Government Securities - due 9/1/2038 - 5.500%	**	72
	FNMA POOL #0AD0217	U.S. Government Securities - due 8/1/2037 - 6.000%	**	165
	FNMA POOL #0AD0218	U.S. Government Securities - due 9/1/2036 - 6.000%	**	174
	FNMA POOL #0AD0964	U.S. Government Securities - due 11/1/2039 - 5.500%	**	344
	FNMA POOL #0AL1845	U.S. Government Securities - due 6/1/2039 - Variable	**	52
	FNMA POOL #0AL1900	U.S. Government Securities - due 8/1/2026 - 4.500%	**	137
	FNMA POOL #0AL4577	U.S. Government Securities - due 1/1/2034 - 4.500%	**	275
	FNMA POOL #0AL5145	U.S. Government Securities - due 10/1/2033 - 4.000%	**	446
	FNMA POOL #0AL5749	U.S. Government Securities - due 7/1/2042 - 4.500%	**	300
	FNMA POOL #0AL6120	U.S. Government Securities - due 11/1/2044 - Variable	**	850
	FNMA POOL #0AL6132	U.S. Government Securities - due 3/1/2029 - 4.500%	**	168
	FNMA POOL #0AL6209	U.S. Government Securities - due 7/1/2021 - Variable	**	60
	FNMA POOL #0AL6245	U.S. Government Securities - due 1/1/2045 - Variable	**	275
	FNMA POOL #0AL7205	U.S. Government Securities - due 12/1/2029 - 3.500%	**	349
	FNMA POOL #0AL7384	U.S. Government Securities - due 9/1/2045 - 4.500%	**	262
	FNMA POOL #0AL8556	U.S. Government Securities - due 8/1/2044 - 4.500%	**	1,663
	FNMA POOL #0AL8816	U.S. Government Securities - due 9/1/2045 - 4.500%	**	454
	FNMA POOL #0AL8919	U.S. Government Securities - due 7/1/2046 - Variable	**	217
	FNMA POOL #0AL9407	U.S. Government Securities - due 9/1/2042 - 4.500%	**	155
	FNMA POOL #0AL9781	U.S. Government Securities - due 2/1/2046 - 4.500%	**	580
	FNMA POOL #0AO4105	U.S. Government Securities - due 6/1/2042 - Variable	**	203
	FNMA POOL #0AO8469	U.S. Government Securities - due 5/1/2042 - Variable	**	77
	FNMA POOL #0AP7562	U.S. Government Securities - due 9/1/2042 - Variable	**	580
	FNMA POOL #0AW4697	U.S. Government Securities - due 5/1/2044 - Variable	**	127
	FNMA POOL #0AX3721	U.S. Government Securities - due 7/1/2027 - 3.500%	**	300
	FNMA POOL #0BF0118	U.S. Government Securities - due 6/1/2056 - 4.500%	**	669
19 of 20

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	FNMA POOL #0BH7071	U.S. Government Securities - due 12/1/2047 - 4.500%	**	662
	FNMA POOL #0BK0922	U.S. Government Securities - due 7/1/2048 - 4.500%	**	757
	FNMA POOL #0BK4770	U.S. Government Securities - due 8/1/2048 - 4.500%	**	941
	FNMA POOL #0BM1357	U.S. Government Securities - due 1/1/2043 - 4.500%	**	765
	FNMA POOL #0BM6149	U.S .Governments Securities - due 10/01/2049 - Variable	**	983
	FNMA POOL #0BN5341	U.S .Governments Securities - due 3/01/2049 - 4.500%	**	1,909
	FNMA POOL #0CA1709	U.S .Governments Securities - due 5/01/2048 - 4.500%	**	1,415
	FNMA POOL #0CA2804	U.S .Governments Securities - due 12/01/2048 - 4.500%	**	844
	FNMA POOL #0MA0232	U.S. Government Securities - due 11/1/2029 - 4.500%	**	356
	FNMA POOL #0MA2366	U.S. Government Securities - due 8/1/2035 - 4.000%	**	318
	FNMA POOL #0MA2455	U.S. Government Securities - due 11/1/2035 - 4.000%	**	759
	FNMA POOL #0MA2480	U.S. Government Securities - due 12/1/2035 - 4.000%	**	355
	FNMA POOL #0MA2880	U.S. Government Securities - due 1/1/2037 - 4.000%	**	1,581
	FNMA POOL #0MA2923	U.S. Government Securities - due 3/1/2037 - 3.500%	**	928
	FNMA POOL #0MA3334	U.S. Government Securities - due 4/1/2048 - 4.500%	**	3,209
	FNMA POOL #0MA3616	U.S .Governments Securities - due 3/01/2049 - 4.500%	**	3,302
	FNMA GTD REMIC P/T 01-79 BA	U.S. Government Securities - due 3/25/2045 - 7.000%	**	11
	FNMA GTD REMIC P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 - 7.000%	**	183
	FNMA GTD REMIC P/T 04-W2 5A	U.S. Government Securities - due 3/25/2044 - 7.500%	**	194
	FNMA GTD REMIC P/T 07-50 DZ	U.S. Government Securities - due 6/25/2037 - 5.500%	**	398
	FNMA GTD REMIC P/T 07-W10 2A	U.S. Government Securities - due 8/25/2047 - Variable	**	139
	FNMA GTD REMIC P/T 12-46 BA	U.S. Government Securities - due 5/25/2042 - 6.000%	**	358
	FNMA GTD REMIC P/T 13-128 CF	U.S. Government Securities - due 12/25/2043 - Variable	**	848
	GNMA GTD REMIC P/T 15-H23 FA	U.S. Government Securities - due 9/20/2065 - Variable	**	750
	GNMA GTD REMIC P/T 16-H24 FD	U.S .Governments Securities - due 11/20/2066 - Variable	**	1,530
	GNMA GTD REMIC P/T 17-H24 FQ	U.S. Government Securities - due 11/20/2067 - Variable	**	2,181
	GNMA GTD REMIC P/T 19-H02 FG	U.S .Governments Securities - due 12/20/2068 - Variable	**	554
	GNMA GTD REMIC P/T 19-H17 FA	U.S .Governments Securities - due 11/20/2069 - Variable	**	929
	SBA GTD PARTN CTFS 2006-20E 1	U.S. Government Securities - due 5/1/2026 - 5.870%	**	67
	SBA GTD PARTN CTFS 2007-20B 1	U.S. Government Securities - due 2/1/2027 - 5.490%	**	79
	SBA GTD PARTN CTFS 2007-20D 1	U.S. Government Securities - due 4/1/2027 - 5.320%	**	58
	U.S. Treasury Note	U.S. Government Securities - due 10/31/2024 - 1.500%	**	1,076
	U.S. Treasury Note	U.S. Government Securities - due 11/15/2022 - 1.625%	**	8,536
	U.S. Treasury Note	U.S. Government Securities - due 11/30/2021 - 1.500%	**	2,886
	U.S. Treasury Note	U.S. Government Securities - due 11/30/2024 - 1.500%	**	9,919
	U.S. Treasury Note	U.S. Government Securities - due 5/15/2029 - 2.375%	**	4,056
	U.S. Treasury Note	U.S. Government Securities - due 8/15/2029 - 1.625%	**	7,312
	U.S. Treasury Bond	U.S .Governments Securities - due 5/15/2049 - 2.875%	**	2,082
	U.S. Treasury Bond	U.S .Governments Securities - due 8/15/2049 - 2.250%	**	910
	U.S. Treasury-CPI Inflation	U.S .Governments Securities - due 1/15/2022 - 0.125%	**	377
	U.S. Treasury-CPI Inflation	U.S .Governments Securities - due 4/15/2022 - 0.125%	**	1,907
	U.S. Treasury-CPI Inflation	U.S .Governments Securities - due 4/15/2023 - 0.625%	**	384
20 of 20